CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 33-18647 and 811-5398) of AllianceBernstein Variable Products Series Fund, Inc., and to the use of our reports dated February 4, 2005 on the the AllianceBernstein Americas Government Income, AllianceBernstein Balanced Wealth Strategy, AllianceBernstein Global Bond, AllianceBernstein Global Dollar Government, AllianceBernstein Growth, AllianceBernstein Growth and Income, AllianceBernstein High Yield, AllianceBernstein International, AllianceBernstein International Value, AllianceBernstein Money Market, AllianceBernstein Premier Growth, AllianceBernstein Real Estate Investment, AllianceBernstein Small Cap Growth, AllianceBernstein Small Cap Value, AllianceBernstein Technology, AllianceBernstein Total Return, AllianceBernstein U.S. Government/High Grade Securities, AllianceBernstein U.S. Large Cap Blended Style, AllianceBernstein Utility Income, AllianceBernstein Value, AllianceBernstein Wealth Appreciation Strategy and AllianceBernstein Worldwide Privatization Portfolios, which are incorporated by reference in this Registration Statement of AllianceBernstein Variable Products Series Fund, Inc.





                                                        ERNST & YOUNG LLP



New York, New York
April 25, 2005